Exhibit 10.2(c)

WASHINGTON MUTUAL, INC. RESTRICTED STOCK AWARD AGREEMENT

(3-Year Vesting with Performance Threshold)

Washington Mutual, Inc. (the “Company”), by action of the Board and approval of its shareholders established the Washington Mutual, Inc. Amended and Restated 2003 Equity Incentive Plan (the “Plan”).  The Participant is employed by the Company or a Related Company and the Company desires to encourage the Participant to own Common Stock for the purposes stated in Section 1 of the Plan.  In consideration of the foregoing, the parties have entered into this Restricted Stock Award Agreement (this “Agreement”) to govern the terms of the Restricted Stock Award (as defined below) granted by the Company.  Defined terms in the Plan shall have the same meaning in this Agreement, except where the context otherwise requires.

1.             Grant of Restricted Stock

1.1          Award of Restricted Stock

On the grant date (the “Grant Date”) set forth in the paper or electronic Notice of Grant (“Notice of Grant”) provided to the Participant named therein, the Company has granted to the Participant a Restricted Stock Award (the “Award”) in accordance with the terms of the Plan and subject to the conditions set forth in the Notice of Grant, this Agreement and the Plan (as amended from time to time).  The Award represents the right to receive up to the number of shares of Common Stock (as adjusted from time to time pursuant to Section 15 of the Plan, the “Shares”) of the Company subject to the fulfillment of the vesting conditions set forth in this Agreement.

1.2          Acceptance of Restricted Stock

The Participant shall not be entitled to any of the benefits under this Award unless and until the Participant accepts the Award through the electronic grant notification system maintained by or on behalf of the Company or by signing and returning to the Company (at the address set forth in Paragraph 15.1) the paper Notice of Grant, in each case, no later than the 90th day following the Grant Date.  If the Participant fails to accept the Award as specified in this Paragraph 1.2 within the 90-day period immediately following the Grant Date, the Award shall terminate without consideration and be deemed cancelled upon the expiration of such 90-day period, unless the Committee determines, in its sole discretion, that any delay was for good cause (including the death, disability or other incapacitation of the Participant).  By accepting the Award, the Participant irrevocably agrees on behalf of the Participant and the Participant’s successors and permitted assigns to all of the terms and conditions of the Award as set forth in or pursuant to the Notice of Grant, this Agreement, and the Plan (as such may be amended from time to time).

2.             Transfer Restrictions; Vesting

(a)           Participant’s rights in and to the Shares shall not be vested as of the Grant Date and shall be forfeitable unless and until otherwise vested pursuant to the terms of this Agreement.  Participant’s rights in and to the Shares shall be subject to both time and performance-based vesting criteria.  The number of shares of Common Stock subject to the Award that shall be eligible for vesting under this Agreement shall be based upon the achievement of the Performance Goals set forth on Attachment A hereto (such Shares are referred to as the “Earned Shares”).  Any shares of Common Stock subject to the Award that do not become Earned Shares pursuant to the preceding sentence shall be cancelled and surrendered to the Company without payment of any consideration to the Participant immediately upon the determination of the number of Earned Shares pursuant to Attachment A.  Provided that the Participant has not experienced a Termination of Service and has timely accepted the Award pursuant to Paragraph 1.2, the Award shall become vested on the Anniversary date of the Grant Date as specified below with respect to a number of Earned Shares (rounded to the nearest whole share) equal to the percentage of the total number of Earned Shares in accordance with the following schedule:

Vesting Date	Percent (%) of Shares Vested	Performance Goals to Be Attained by 12/31/2008
2nd Anniversary	50%	[ See Attachment A ]
3rd Anniversary	100%	[ See Attachment A ]

The foregoing performance goals shall be based on and interpreted consistent with one or more business criteria set forth in Section 11.1 of the Plan.  Shares that have vested and are no longer subject to forfeiture are referred to herein as “Vested Shares.”  Shares that are not vested and remain subject to forfeiture are referred to herein as “Unvested Shares.”

(b)           The vesting period of the Award set forth in Paragraph 2(a) may be adjusted by the Committee to reflect the decreased level of employment during any period in which the Participant is on an approved leave of absence or is employed on a less than full time basis.  Notwithstanding anything to the contrary in this Paragraph 2, the Award shall be subject to earlier acceleration of vesting and/or forfeiture and transfer as provided in this Agreement and the Plan.

(c)           Any sale, transfer, assignment, encumbrance, pledge, hypothecation, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, of Unvested Shares shall be strictly prohibited and void; provided, however, that the Committee, in its sole discretion, may permit the Participant to assign or transfer an Award to the extent permitted under the Plan, provided that the Award shall be subject to all the terms and condition of the Plan, this Agreement and any other terms required by the Committee as a condition to such transfer.

3.             Status of Participant

From and after the Grant Date, Participant will be recorded as a shareholder of the Company with respect to the Shares and shall have voting rights with respect to the Shares unless and until any Shares are forfeited or transferred back to the Company.

4.             Dividends

From and after the Grant Date and unless and until Shares are forfeited or otherwise transferred back to the Company, the Participant will be entitled to receive all dividends and other distributions paid with respect to the Shares.  Dividends payable by the Company to its public stockholders in cash shall, with respect to any Unvested Shares, be automatically reinvested in additional Shares at a purchase price per share equal to the fair market value of a share of Common Stock on the date such dividend is paid.  Any additional Shares accrued for

Participant through dividends on Unvested Shares, whether through reinvestment or through a dividend paid in Shares, shall be subject to the same restrictions on transferability and risk of forfeiture as the Unvested Shares with respect to which they were distributed.

5.                                      Treatment of Award upon Termination of Employment; Company Transaction

5.1          Termination of Employment

Except as provided in Paragraph 5.2 below, upon Termination of Service for any reason other than death, Disability or retirement, the Unvested Shares shall be forfeited by the Participant and cancelled and surrendered to the Company without payment of any consideration to the Participant.  Upon Termination of Service because of death, Disability or retirement (as defined in the following sentence), the service requirements upon vesting of the Shares shall be waived and the Shares subject to this Award shall become Vested Shares if and to the extent that the performance goals described in Paragraph 2 have been or thereafter are satisfied.  For purposes of this Paragraph 5.1, “retirement” shall mean Termination of Service for any reason other than for Cause at or after attainment of age sixty-five (65).

5.2          Company Transaction

Notwithstanding anything to the contrary in Paragraph 5.1, the Vesting and forfeiture of Shares under this Award shall be subject to any other written agreement between the Participant and the Company or a Related Company and, to the extent not otherwise addressed in any such written agreement, shall be treated as expressly provided under the Plan (for example, in connection with a Company Transaction under Section 15.3 of the Plan).

6.             Section 83(b) Election for Restricted Stock Award; Independent Tax Advice

Under Section 83(a) of the Internal Revenue Code (the “Code”), the Participant will be taxed on the Shares on the date the Shares vest and the forfeiture restrictions lapse as set forth in Paragraph 2 of this Agreement, based on their fair market value on such date, at ordinary income rates subject to payroll and withholding tax and tax reporting, as applicable.  For this purpose, the term “forfeiture restrictions” means the right of the Company to receive back any Unvested Shares upon a Termination of Service. Under Section 83(b) of the Code, the Participant may elect to be taxed on the Shares on the Grant Date, based upon their fair market value on such date, at ordinary income rates subject to payroll and withholding tax and tax reporting, rather than when and as the Unvested Shares cease to be subject to the forfeiture restrictions.  If Participant elects to accelerate the date on which he or she is taxed on the Shares under Section 83(b), an election (an “83(b) Election”) to such effect must be filed with the Internal Revenue Service within 30 days from the Grant Date of the Award and applicable withholding taxes must be paid to the Company at that time.

There are significant risks associated with the decision to make an 83(b) Election.  If the Participant makes an 83(b) Election and the Unvested Shares are subsequently forfeited to the Company, the Participant will not be entitled to recover the taxes paid by claiming a deduction for the ordinary income previously recognized as a result of the 83(b) Election.  If the Participant makes an 83(b) Election and the value of the Unvested Shares subsequently declines, the 83(b) Election may cause the Participant to recognize more compensation income than otherwise would have been the case.  On the other hand, if the value of the Unvested Shares increases and the Participant has not made an 83(b) Election, Participant may recognize more compensation income than otherwise would have been the case.

The foregoing is only a summary of the federal income tax laws that apply to the Shares under this Agreement and does not purport to be complete.  The actual tax consequences of receiving or disposing of the Shares are complicated and depend, in part, on the Participant’s specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company.  THEREFORE, THE PARTICIPANT SHOULD SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE FEDERAL TAX LAW AND THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY TO WHICH THE PARTICIPANT IS SUBJECT.  By accepting this Agreement, Participant acknowledges and agrees that he or she has either consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the Shares in light of the Participant’s specific situation or has had the opportunity to consult with such a tax advisor and has chosen not to do so.

The form for making an 83(b) Election is available from the Company.  If the Participant determines to make an 83(b) Election, it is the Participant’s responsibility to file such an election with the Internal Revenue Service within the 30-day period after the Grant Date, to deliver to the Company a signed copy of the 83(b) Election, to file an additional copy of such election form with the Participant’s federal income tax return for the calendar year in which the Grant Date occurs and to pay applicable withholding taxes to the Company at that time.

7.             Book Entry Registration of the Shares; Delivery of Shares

The Company may at its election either (i) after the Date of Grant, issue a certificate representing the Shares subject to this Agreement and place a legend on and stop transfer notice describing the restrictions on and forfeitability of such Shares, in which case the Company may retain such certificates unless and until the Shares represented by such certificate have vested and may cancel such certificate if and to the extent that the Shares are forfeited or otherwise required to be transferred back to the Company, or (ii) not issue any certificate representing Shares subject to this Agreement and instead document the Participant’s interest in the Shares by registering the Shares with the Company’s transfer agent (or another custodian selected by the Company) in book entry form in the Participant’s name with the applicable restrictions noted in the book entry system, in which case no certificate(s) representing all or a part of the Shares will be issued unless and until the Shares become Vested Shares.  The Company may provide a reasonable delay in the issuance or delivery of Vested Shares as it determines appropriate to address tax withholding and other administrative matters.

8.             Stop-Transfer Notices

The Company will not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement or (b) treat as the owner of the Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

9.             Withholding and Disposition of Shares

9.1          Generally

The Participant is liable and responsible for all taxes owed in connection with the Award, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Award.  The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares issuable pursuant to the Award.  The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Participant’s tax liability.

9.2          Payment of Withholding Taxes

Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any social tax obligation (the “Tax Withholding Obligation”), the Participant is required to arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(a)           By Withholding Shares.  Unless Participant elects to satisfy the Tax Withholding Obligation by an alternative means in accordance with clause (b) below, Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company to withhold on the Participant’s behalf the number of Shares from those Shares issuable to the Participant at the time when the Award becomes vested as the Company determines to be sufficient to satisfy the Tax Withholding Obligation.

(b)           By Other Payment.  At any time not less than five (5) business days before any Tax Withholding Obligation arises (e.g., before a Vesting Date), Participant may notify the Company of Participant’s election to pay Participant’s Tax Withholding Obligation by wire transfer, check or other means permitted by the Company.  In such case, the Participant shall satisfy his or her tax withholding obligation by paying to the Company on such date as it shall specify an amount that the Company determines is sufficient to satisfy the expected Tax Withholding Obligation by (i) wire transfer to such account as the Company may direct, (ii) delivery of a check payable to the Company, Attn: Leadership Rewards, Stock Administrator, Mail Stop WMC0705, 1301 Second Avenue, Seattle, WA 98101, or such other address as the Company may from time to time direct, or (iii) such other means as the Company may establish or permit.  Participant agrees and acknowledges that prior to the date the Tax Withholding Obligation arises, the Company will be required to estimate the amount of the Tax Withholding Obligation and accordingly will require the amount paid to the Company under this Paragraph 9.2(b) to be more than the minimum amount that may actually be due and that, if Participant has not delivered payment of a sufficient amount to the Company to satisfy the Tax Withholding Obligation (regardless of whether as a result of the Company underestimating the required payment or Participant failing to timely make the required payment), the additional Tax Withholding Obligation amounts shall be satisfied in the manner specified in Paragraph 9.2(a) above.

10.                               Plan Controls

The terms of the Notice of Grant and this Agreement are governed by the terms of the Plan, as it exists on the date of the grant and as the Plan is amended from time to time.  In the event of any conflict between the provisions of the Notice of Grant or this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.  The term “Section” generally refers to provisions within the Plan; provided, however, the term “Paragraph” shall refer to a provision of this Agreement.

11.                               Limitation on Rights; No Right to Future Grants; Extraordinary Item

By entering into this Agreement and accepting the Award, Participant acknowledges that: (i) Participant’s participation in the Plan is voluntary; (ii) the value of the Award is an extraordinary item which is outside the scope of any employment contract with Participant; (iii) the Award is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and Participant will not be entitled to compensation or damages as a consequence of Participant’s forfeiture of any unvested portion of the Award as a result of Participant’s Termination of Service with the Company or any Related Company for any reason; and (iv) in the event that Participant is not a direct employee of Company, the grant of the Award will not be interpreted to form an employment relationship with the Company or any Related Company and the grant of the Award will not be interpreted to form an employment contract with the Participant’s employer, the Company or any Related Company.  The Company shall be under no obligation whatsoever to advise the Participant of the existence, maturity or termination of any of Participant’s rights hereunder and Participant shall be responsible for familiarizing himself or herself with all matters contained herein and in the Plan which may affect any of Participant’s rights or privileges hereunder.

12.                               Committee Authority

Any question concerning the interpretation of this Agreement or the Plan, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or this Agreement shall be determined by the Committee (including any person(s) to whom the Committee has delegated its authority) in its sole and absolute discretion.  Such decision by the Committee shall be final and binding.

13.                               Agreement Not To Solicit Personnel

In consideration for the granting of the Award and Participant’s access as an employee of the Company or a Related Company to employees, contractors and consultants of the Company and Related Companies, Participant agrees that, during Participant’s employment with the Company or a Related Company, and for a period of one year following Termination of Service for Cause or Termination of Service voluntarily, Participant will not in any manner, directly or indirectly, solicit, encourage, induce, or recruit any person who is then an employee, contractor, or consultant of the Company or a Related Company, and whom Participant worked with, supervised, or had access to confidential information about while employed by Company or a Related Company, to seek or accept employment or a contractual or consulting engagement with any business that competes with or provides services comparable to those provided by the Company.  Should Participant breach the agreement set forth in this Paragraph 13, in addition to any other remedy available to the Company, Participate shall forfeit any

Unvested Shares, which shall be cancelled and surrendered to the Company without payment of any consideration to the Participant; Participant shall return to the Company any Vested Shares without payment of any consideration to the Participant; and, for any Vested Shares sold or otherwise transferred by Participant, Participant shall immediately pay to the Company the fair market value of those Vested Shares as of the date they were sold or otherwise transferred by Participant.  The parties agree that, to the extent the restrictions set forth in this Paragraph 13 are found to be unenforceable in any respect, this Paragraph shall be construed to be enforceable to the maximum extent permitted by law.

14.                               Intellectual Property Ownership

Washington Mutual will own all rights to the results of Participant’s work, including inventions and other intellectual property developed using Company equipment, supplies, facilities or trade secret information.  It will also own all rights to the results of any other effort of Participant (outside of Participant’s performance of Washington Mutual work) that relate directly to Participant’s work or to the Company’s business or actual or demonstrably anticipated research or development.  Washington Mutual’s rights extend to anything that is authored, conceived, invented, written, reduced to practice, improved or made by Participant, alone or jointly with others, during the period of Participant’s employment by the Company or a Related Company.  To the extent that the results of Participant’s work or other effort constitute a “work made for hire” as defined under U.S. copyright law, the copyright shall belong solely to the Company.  Otherwise, to the extent that such results are legally protectable, then Participant hereby irrevocably assigns all copyrights, patent rights, and other proprietary rights therein to the Company, and no further action by Participant is required to grant ownership to Washington Mutual.  Participant will assist in preparing and executing documents, and will take any other steps requested by Washington Mutual, to vest, confirm or demonstrate its ownership rights, and Participant will not at any time contest the validity of such rights.  Participant understands that the termination of Participant’s employment will not terminate or invalidate any of Participant’s obligations, or Washington Mutual’s rights, as described above.

Participant understands that the above commitments are in furtherance of the WaMu Intellectual Property Policy (a copy of which Participant has had an opportunity to review and is also found on wamu.net), which is incorporated herein but not set forth in full due to space limitations.  If Participant lives or works in Washington, California, Illinois, or in any other state mentioned in the Invention Notice section of the policy, then the above assignment does not apply to inventions described in the Invention Notice for Participant’s state.

15.                               General Provisions

15.1        Notices

Whenever any notice is required or permitted hereunder, such notice must be in writing and delivered in person or by mail (to the address set forth below if notice is being delivered to the Company) or electronically.  Any notice delivered in person or by mail shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith.  Any notice given by the Company to the Participant directed to Participant at Participant’s address on file with the Company shall be effective to bind the Participant and any other person who shall have acquired rights under this Agreement.  The Company or the Participant may change, by written notice to the other, the address previously specified for receiving notices.  Notices delivered to the Company in person or by mail shall be addressed as follows:

Company:	Washington Mutual, Inc.
Attn: Leadership Rewards, Stock Administrator
Mail Stop WMC0705
1301 Second Avenue
Seattle, WA 98101

15.2        No Waiver

No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

15.3        Undertaking

Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or affect one or more of the obligations or restrictions imposed on either the Participant or the Award pursuant to the express provisions of this Agreement.

15.4        Entire Contract

This Agreement, the Notice of Grant and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.  This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

15.5        Successors and Assigns

The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and Participant and Participant’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

15.6        Securities Law Compliance

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under this Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Award and/or the Shares underlying the Award and (c) restrictions as to the use of a specified brokerage firm or other agent for such resales or other transfers.  Any sale of the Shares must also comply with other applicable laws and regulations governing the sale of such shares.

15.7        Information Confidential

As partial consideration for the granting of the Award, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

15.8        Data Privacy

As an essential term of this Award, the Participant consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Agreement for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

By entering into this Agreement and accepting the Award, Participant acknowledges that the Company holds certain personal information about the Participant, including, but not limited to, name, home address and telephone number, date of birth, taxpayer identification number, social insurance number or other identification number, salary, tax rates and amounts, nationality, job title, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding, for the purpose of implementing, administering and managing the Plan (“Data”).  Participant acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in jurisdictions that may have different data privacy laws and protections, and Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant or the Company may elect to deposit any shares of stock acquired under the Award. Participant acknowledges that Data may be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan as determined by the Company, and that Participant may request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, provided however, that refusing or withdrawing Participant’s consent may adversely affect Participant’s ability to participate in the Plan.

15.9        Electronic Delivery

The Company may, in its sole discretion, decide to deliver any documents related to any awards granted under the Plan by electronic means or to request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout Participant’s term of employment or service with the Company and thereafter until withdrawn in writing by Participant.

15.10      Governing Law

Except as may otherwise be provided in the Plan, the provisions of the Notice of Grant and this Agreement shall be governed by the laws of the state of Washington, without giving effect to principles of conflicts of law.

IN WITNESS WHEREOF, the parties have executed this Agreement dated below.

WASHINGTON MUTUAL, INC.

Daryl David
Chief HR Officer

employee’s Signature

Date Signed:

Attachment A

Washington Mutual, Inc. Restricted Stock Award Agreement

Performance Goals

Vesting is subject to the Company attaining one of the following performance measures for 2008(1):

 (1) Net interest margin for 2008 as reported in the 4th quarter 2008 earnings release.  The customer loyalty measurement for 2008 is determined based on the final month’s rolling average 3-month score for the 12-month period December, 2007 – November, 2008.

Net Interest Margin of at least 2.50 or

Customer Loyalty score of at least 50.0

The Human Resources Committee will certify the results at its January 2009 meeting.

EXHIBIT A

ACKNOWLEDGMENT AND STATEMENT OF DECISION REGARDING SECTION 83(b) ELECTION

The undersigned, a recipient of                shares of common stock of Washington Mutual, Inc., a Washington corporation (the “Company”), pursuant to a restricted stock award granted under the Washington Mutual Inc Amended and Restated 2003 Equity Incentive Plan (the “Plan”), hereby states as follows:

1.             The undersigned acknowledges receipt of a copy of the Restricted Stock Award Agreement and the Plan relating to the offering of such shares.  The undersigned has carefully reviewed the Plan and the Restricted Stock Award Agreement pursuant to which the award was granted.

2.             The undersigned either (check and complete as applicable)

(a)                                  has consulted, and has been fully advised by, the undersigned’s own tax advisor,                                                 , whose business address is                                                   , regarding the federal, state and local tax consequences of receiving shares under the Plan, and particularly regarding the advisability of making an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and pursuant to the corresponding provisions, if any, of applicable state law, or

(b)                                 has knowingly chosen not to consult such a tax advisor.

3.             The undersigned hereby states that the undersigned has decided (check as applicable)

(a)                                  to make an election pursuant to Section 83(b) of the Code, and is submitting to the Internal Revenue Service  with a copy to the Company (together with the undersigned’s executed Restricted Stock Award Agreement) an executed form entitled “Election Under Section 83(b) of the Internal Revenue Code of 1986”.  The undersigned hereby elects to pay the applicable withholding taxes resulting from the 83(b) election (25% federal, state, if applicable, 1.45% Medicare and 6.2% Social Security, if applicable) in the following manner:

                                                (i)            Withheld from payroll.

(ii)           Submission of a personal check to the Company.

(b)                                 not to make an election pursuant to Section 83(b) of the Code.

4.             Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s acquisition of shares under the Plan or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Dated	Recipient

Print Name

EXHIBIT B

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.                                       The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

TAXABLE YEAR:  2008

2.                                       The property with respect to which the election is made is described as follows:                         shares of the Common Stock of Washington Mutual, Inc., a Washington corporation (the “Company”).

3.                                       The date on which the property was transferred is:  January 22, 2008 (grant date)

4.                                       The property is subject to the following restrictions:

The property is subject to a forfeiture right pursuant to which the Company can reacquire the shares if for any reason other than for death or Disability taxpayer’s services with the Company are terminated.  The Company’s right to receive back the shares lapses 50% on January 22, 2010 and 50% on January 22, 2011 if performance criteria has been met.

5.                                       The aggregate fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:   $14.77

6.                                       The amount (if any) paid for such property is:  $0.00

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property.  The undersigned is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.

Dated	Taxpayer

Taxpayer is required to submit this Exhibit B directly to the Internal Revenue Service within 30 days from the Grant Date and a copy is to be sent to Washington Mutual, Inc., Stock Administration fax number 206-377-1455.